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                                 EXHIBIT 10.8

                             WMX TECHNOLOGIES, INC.
                         CORPORATE INCENTIVE BONUS PLAN



1. PURPOSE. The purpose of the WMX Technologies, Inc. Corporate Incentive Bonus Plan (the "Plan") is to advance the interests of WMX Technologies, Inc. (the "Company") by providing for annual bonuses for officers of the Company, so as to attract and retain such officers, make their compensation competitive with other opportunities and provide them with an incentive to strive to increase the Company's earnings.

2. ADMINISTRATION. With respect to participation in the Plan by individuals who are executive officers of the Company, the Plan shall be administered by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Board may in its discretion designate the Board or a committee other than the Committee to administer the Plan, in which event the Board or such other committee shall be deemed the "Committee" hereunder. Notwithstanding the foregoing, with respect to participation in the Plan by individuals who are not executive officers of the Company, the Plan shall be administered by a management committee composed of the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer (or one or more persons designated by them), and all references herein to the "Committee" shall be deemed to mean such committee as to matters involving the participation of such officers in the Plan.

3.   PARTICIPANTS;  TERMINATION OF EMPLOYMENT

     (a) Participants in the Plan shall be selected by the Committee on an annual basis. Participation shall be limited to officers of the Company.

     (b) Officers who become eligible to participate in the Plan after the beginning of a calendar year (a "Plan Year") shall, subject to selection and approval by the Committee, be entitled to a bonus prorated to reflect such participant's actual number of full months of participation during the Plan Year.

     (c) If, during the Plan Year, a participant's job assignment is modified such that the participant's target bonus (as described below) is no longer representative of the participant's position, the participant's target bonus shall be adjusted, subject to Committee approval, as of the first day of the month following the change in position to a target bonus commensurate with the participant's new position. Thereafter, the participant shall be entitled to a performance award under the Plan prorated between the target bonus categories to reflect the number of months during the Plan Year during which the participant participated under each such category.

     (d) A participant whose employment with the Company or its subsidiary terminates during the Plan Year shall not be entitled to the payment of a bonus under the Plan, except as the Committee may otherwise determine in its sole discretion. Nothing contained in the Plan shall confer upon any

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participant any right to be continued in the employ of the Company or interfere in any way with the right of the Company to terminate a participant's employment at any time.

4. BONUSES. (a) Each participant in the Plan shall be eligible to receive such bonus, if any, for each Plan Year as may be payable pursuant to the performance criteria described below. The Committee shall, on an annual basis, establish a "target bonus" for each participant equal to a percentage of base salary of such participant paid for such Plan Year. The maximum amount of a target bonus that may be awarded to a participant for a Plan Year shall be 200% of such base salary.

     (b) (i) Participants shall have their bonuses, if any, determined on the basis of:

          (A) the percentage of the budgeted earnings per share of the Company's common stock (the "Common Stock") achieved by the Company for the Plan Year ("EPS Targeted Attainment Percentage");

          (B) the percentage of budgeted earnings per share, in the case of an operating group which is a public subsidiary of the Company, or pre-tax income, in the case of other operating groups, for the Plan Year achieved by one or more operating groups for which such participant has substantial management responsibility; or

          (C) a weighted average of (A) and (B) above.

     The Committee shall for each Plan Year establish (x) the performance criteria from (A), (B) and (C) above to apply to each participant, (y) as to the participants to whom the criterion in clause (A) is applicable (whether by itself or as part of a weighted average), percentages of target bonus earned at various EPS Targeted Attainment Percentages, including the minimum EPS Targeted Attainment Percentage below which no portion of target bonus shall be earned as to the EPS Targeted Attainment Percentage, and (z) as to participants to whom the criterion in clause (B) is applicable (whether by itself or as part of a weighted average), percentages of target bonus earned at various percentages described above in clause (B), including the minimum percentage described above in clause (B) below which no portion of target bonus shall be earned as to such percentage.

          (ii) Notwithstanding the foregoing, no bonus shall be payable to the Chief Executive Officer or Chief Operating Officer of the Company if the Committee determines that he has not established programs and systems which are adequate to further the implementation of each of the Principles in the WMX Technologies, Inc. Environmental Policy.

          (iii) The earnings per share of the Common Stock for any year shall be as determined by the Company's independent public accountants on a primary, rather than fully-diluted, basis. In the event that there are recorded special items in income or expense, or changes in generally accepted accounting principles or accounting methods are implemented, which render the earnings or pre-tax income data not comparable between years or the targeted objectives specified above incompatible with the purpose and intent of the Plan, the Committee may in its sole discretion make appropriate

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adjustments to the earnings or pre-tax income data or such objectives.

5. PAYMENT. Payment of bonuses for any Plan Year shall be in cash and made as promptly as practicable following completion of the Company's consolidated financial statements for such Plan Year.

6. ADJUSTMENTS FOR CHANGES IN STOCK, MERGERS, ETC. In the event of dividends payable in Common Stock or in the case of the subdivision or combination of Common Stock, appropriate revision shall be made in the earnings per share objectives set forth in Section 4 above. In the event of a Change in Control (as such term is defined in the Company's 1992 Stock Option Plan, as amended from time to time) of the Company (i) the Plan Year shall end as of the end of the calendar quarter coincident with or next following the date of such Change in Control (or such other date as established by the Committee), (ii) the Committee shall cause the bonuses payable to participants to be promptly calculated and (iii) the Company shall pay such bonuses to participants as promptly as practicable following the Committee's determination, notwithstanding any Plan provision to the contrary. In calculating the bonuses payable to participants in connection with a Change in Control, the Committee is authorized to take into consideration such factors as the shortened Plan Year, and any other equitable adjustments to the formulae established by the Committee pursuant to Section 4 as it deems appropriate.

7. PARTICIPANT'S INTERESTS. A participant's benefits hereunder shall at all times be reflected on the Company's books as a general unsecured and unfunded obligation of the Company and the Plan shall not give any person any right or security interest in any asset of the Company nor shall it imply any trust or segregation of assets by the Company.

8. NON-ALIENATION OF BENEFITS. All rights and benefits under the Plan are personal to the participant and neither the Plan nor any right or interest of a participant or any person arising under the Plan is subject to voluntary or involuntary alienation, sale, transfer, or assignment without the Company's consent.

9. WITHHOLDING FOR TAXES. Notwithstanding any other provisions of this Plan, the Company may withhold from any payment made by it under the Plan such amount or amounts as may be required for purposes of complying with the tax withholding or other provisions of the Internal Revenue Code or the Social Security Act or any state's income tax act or for purposes of paying any estate, inheritance or other tax attributable to any amounts payable hereunder.

10. NO EMPLOYMENT RIGHTS. The Plan is not a contract of employment and participation in the Plan will not cause any participant to have any rights to continue as an employee of the Company, or any right or claim to any benefit under the Plan, except as specifically provided herein.

11. GENDER AND NUMBER. Where the context admits, words denoting men include women, the plural includes the singular, and the singular includes the plural.

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12.  COMMITTEE OR COMPANY DETERMINATIONS FINAL.  Each determination provided for in the Plan shall be made by the Committee or the Company, as the case may be, under such procedures as may from time to time be prescribed by the Committee or the Company and shall be made in the sole discretion of the Committee or the Company as the case may be. Any such determination shall be conclusive.

13. AMENDMENT OR TERMINATION. The Committee may in its sole discretion terminate or amend the Plan from time to time. No such termination or amendment shall alter a participant's right to receive a distribution as previously awarded to such participant.

14. SUCCESSORS. The Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase or otherwise.

15. CONTROLLING LAW. The Plan shall be construed in accordance with the internal laws of the State of Illinois.

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